Exhibit 10.2

SIDE LETTER

THIS SIDE LETTER (the “Letter”) is entered into as of June 1, 2026 (the “Effective Date”), by and between AVALON GLOBOCARE CORP., a Delaware corporation (the “Company”) and Dune Equity Holdings LLC, a Delaware limited liability company (the “Holder”, and collectively with the Company, the “Parties”).

BACKGROUND

A. The Parties are the parties to that certain promissory note dated on or around the Effective Date (as amended from time to time, the “Note”); and

B. The Parties desire to enter into this Letter in connection with the execution of the Note.

NOW THEREFORE, in consideration of the execution and delivery of the Letter and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. During the period beginning on the date of this Letter and continuing until through the date that is eighteen (18) calendar months from the date of this Letter, the Company covenants and agrees that it will not, without the prior written consent of the Holder, enter into any Equity Line of Credit (as defined in this Letter) with any party except Hudson (as defined in this Letter), unless the Company first provides Hudson with (i) a summary of the material terms (the “Notice”) of the proposed or intended Equity Line of Credit (the “Proposed Transaction”) and (ii) a three (3) business day period for Hudson to elect to enter into such Proposed Transaction with the Company. If Hudson does not elect to enter into such Proposed Transaction within the respective three (3) business day period, then the Company shall be entitled to enter into such Proposed Transaction with the original counterparty. In addition, if Company does not enter into such Proposed Transaction with the other party within sixty (60) calendar days of the delivery of the Notice, then the Company shall be required to resubmit the respective Proposed Transaction to Hudson pursuant to the procedure in this Section 1 of this Letter prior to entering into such respective Proposed Transaction with the other party. “Equity Line of Credit” shall mean any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula. “Hudson” shall mean Hudson Global Ventures, LLC, a Nevada limited liability company.

2. This Letter shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Letter shall be brought only in the federal courts sitting in the State of Delaware. The Parties to this Letter hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any objection or defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Parties waive trial by jury. In the event that any provision of this Letter or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof or any agreement delivered in connection herewith. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Letter, any agreement or any other document delivered in connection with this Letter by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it on the signature page to this Letter and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Letter as of the Effective Date.

AVALON GLOBOCARE CORP.

By:	/s/ Luisa Ingargiola
Name:	Luisa Ingargiola
Title:	Chief Financial Officer

Address for Notices:

4400 Route 9 South, Suite 3100
Freehold, NJ 07728
Attn: Luisa Ingargiola, Chief Financial Officer
Email: luisa@avalon-globocare.com

DUNE EQUITY HOLDINGS LLC

By	/s/ Seth Ahdoot
Name:	Seth Ahdoot
Title:	Member

Address for Notices:

641 Lexington Avenue, 17th Floor
New York, NY 10022
Email: info@hudsonventuresllc.com